Exhibit 10.2

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

2007 INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT (the “Award Agreement”)

This Performance Award (the “Award”) is granted as of                         by Charles River Laboratories International, Inc. (the “Company”) to                         (the “Participant”) on the terms and conditions as set forth in this Award Agreement and in the 2007 Incentive Plan (the “Plan”).  All capitalized terms used herein shall have the meaning specified in the Plan, unless another meaning is specified herein.

In accordance with this grant, and as a condition thereto, the Company agrees as follows:

SECTION 1.           Performance Award; Performance Period; Date of Grant.

Target Award:	Performance Awards (the “Target Award”)

Performance Period:	through and ending on (the “Performance Period”)

Date of Grant:

SECTION 2.           Nature of Award.  The Target Award represents the opportunity to receive a future payment equal to a number of shares of Company common stock, par value $0.01 per share (the “Shares”), to be delivered in the form of restricted and unrestricted stock, as are earned in accordance with Section 3 and Section 4 of this Award Agreement.

SECTION 3.           Determination of Number of Shares Earned.  The number of Performance Shares earned as of the end of the Performance Period, if any, shall be determined as follows:

# of Shares = Payout Percentage x Target Award

The “Payout Percentage” shall be determined by the Compensation Committee of the Board of Directors of the Company (the “Administrator”) in its sole discretion based on the Performance Criteria set out in Appendix I hereto.  The Payout Percentage may be as low as 0%, or as high as 125%.  The Administrator shall make the determination of the Payout Percentage, and grant the Final Awards, if any, at a meeting of the Administrator to occur in the first calendar quarter in the year following the date this Award is granted; provided, however, that the Administrator has the discretion to make such determination and/or grant of Final Awards at such time or times as it deems acceptable in the sole discretion of the Administrator.

SECTION 4.           Payment of Performance Shares.  The Performance Shares payable to a Participant as determined by the Payout Percentage calculated pursuant to Section 3 shall be as follows:

•                  one-half (1/2) of the Performance Shares will be paid in the form of Stock (without any restrictions thereupon); and

•                  one-half (1/2) of the Performance Shares will be paid in the form of Restricted Stock.

The Performance Shares granted in the form of Restricted Stock will have a vesting term of one (1) year from the date of grant and otherwise be subject to the reasonable and customary terms and conditions of the Company’s Restricted Stock Awards generally, as will be set forth in an actual Restricted Stock Award.  Restricted Stock

Awards issued to Participants in accordance with this Section shall be issued as soon as reasonably practicable following the date of determination of Final Awards by the Administrator and in accordance with Section 4.e.(4) of the Plan.

SECTION 5.           Termination of Employment.

(a)           If the Participant’s employment with the Company is terminated by the Company or by the Participant (other than by the death of the Participant), the provisions of Section 4.e.(5-6) of the Plan shall govern.

(b)           If the Participant’s employment with the Company is terminated by reason of death prior to the end of the Performance Period, the provisions of Sections 4.e.(5) and 4.e.(7) of the Plan shall govern.

(c)           For purposes of the Plan and the Award Agreement, a transfer of employment from the Company to any subsidiary of the Company or vice versa, or from one subsidiary to another, shall not be considered a termination of employment.

SECTION 6.           Other Changes.

(a)           If a Participant is promoted by the Company during the Performance Period applicable to this Award, the provisions of Section 4.e.(8) of the Plan shall govern.

(b)           If the Performance Criteria set forth in Appendix I are based on the performance of a specific business segment, unit or portion thereof, and that portion is sold or otherwise disposed or reorganized or the Participant is transferred to another portion of the Company prior to the end of the Performance Period, the Award granted to such Participant with respect to such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such event; provided, however, that the Participant remains employed by the Company following such sale, disposition,  reorganization or transfer.  The Final Award for such Participant shall be determined by the Administrator (1) on the basis of the performance levels established for such award (including any minimum performance level, if applicable) and the performance level achieved, in the case of a sale, disposition, or reorganization of the applicable portion of the business segment or unit, through the end of the fiscal year during which such event occurs and, in the case of a transfer of the Participant, through the end of the performance period and (2) in the discretion of the Administrator, on the basis of individual performance during the applicable period.  In addition, in any such case, the Administrator may, in its discretion, further adjust such award upward as it may deem appropriate and reasonable.  In the event that the Participant does not remain employed by the Company following such sale, disposition, reorganization or transfer, then this Award shall be immediately cancelled pursuant to and subject to the provisions of  Sections 4.e.(5-6) of the Plan.

SECTION 7.           Tax Withholding.  Pursuant to paragraph 4.a.(6) of the Plan, the Administrator shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local or other taxes required by applicable law to be withheld with respect to payment of the Award.

SECTION 8.           No Employment Commitment; Rights as a Shareholder.  Nothing herein contained or contained in the Plan shall be deemed to be or constitute an agreement or commitment by the Company to continue to employ the Participant for the period within which this Performance Award may be earned or exercised.  The Participant acknowledges and agrees that his or her employment with the Company shall remain on an “at will” basis and that the Company may terminate the employment of the Participant with our without cause at any time.  The Participant shall have no rights as a shareholder with respect to the Shares subject to the Performance Award until the Shares with respect to the Performance Award have been issued.

SECTION 9.           Periodic Updates.  From time to time, as the Company and/or the Administrator may request, the Participant shall report as to the progress he or she is making towards satisfaction of the Performance Criteria set forth on Appendix I hereto (including, without limitation, an estimation of Participant’s then-current belief as to whether the Performance Criteria will be satisfied by the conclusion of the Performance Period).

SECTION 10.         Transferability.  This Performance Award is not transferable by the Participant otherwise than by will or the laws of descent and distribution.

SECTION 11.         Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the board or the Administrator.  All decisions or interpretations of the Company, the Board and the Administrator upon any questions arising under the Plan and/or this Award Agreement shall be binding, conclusive and final on all parties.  In the event of any conflict between any provision of the Plan and this Award Agreement, the terms and provisions of the Plan shall control.

SECTION 12.         Notices.  Any notice hereunder to the Company shall be addressed to its office, 251 Ballardvale Street, Wilmington, MA  01887, Attention: Corporate Executive Vice President, Human Resources & Chief Administrative Officer, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

SECTION 13.         Entire Agreement; Governing Law.  The Plan and this Award Agreement constitute the entire agreement with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.  This Award Agreement may not be modified in a manner that is materially adverse to your interest except by means of a writing signed by the Company and you.  This Award Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

YOU ARE HEREBY INFORMED THAT THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO.  YOU ARE HEREBY INFORMED THAT ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT ARE FINAL, BINDING AND CONCLUSIVE.

SECTION 14.         Financial Statements.  The Company’s most recent Annual Report to Shareholders containing the Company’s audited financial statements for the last three (3) years and its Annual Report on Form 10-K is available on the Company’s website at http://www.criver.com.

SECTION 15.         Provisions of the Plan.  This Award is subject to the terms and provisions of the 2007 Incentive Plan, a copy of which is attached hereto and additional copies of which are available upon request by Participant.  Information about the Plan, subsequent to its approval by the shareholders of the Company at the 2007 Annual Meeting of shareholders, will also be included in the Prospectus for the Plan, which will be available on the Company’s Intranet site.

SECTION 16.         Shareholder Approval of the Plan.  This Award is subject to the subsequent approval of the Plan by the shareholders of the Company at the 2007 Annual Meeting of shareholders.  In the event the shareholders do not approval the Plan at the Annual Meeting, this Award shall automatically cancel and, in such circumstance, the Administrator will provide Participant with a similar award under one or more of the Company’s existing shareholder-approved equity incentive plans, preserving the rights and features of this Award Agreement to the fullest extent possible.  The Participant acknowledges that any replacement award may not completely replicate the rights and provisions of this Award Agreement which were contingent upon the 2007 Incentive Plan, and material changes from the terms herein may be required in any such substitute award.

IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

James C. Foster Chairman, President & CEO

DATE:

Appendix I to Performance Award Agreement

Participant:

Title:

Salary Grade:

Target Award:                       Performance Awards

Date of Grant:

Performance Criteria: